SETTLEMENT AGREEMENT AND
RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (“Agreement”) is made and entered into this 15th day of January, 2007, by and between Plaintiff B-50.com, LLC (“B-50”), and Defendant XFormity, Inc., a Texas Corporation (“XFormity”). B-50 and XFormity are sometimes collectively referred to in this Agreement as “the Parties.” B-50 and XFormity are currently parties to a Lawsuit pending in federal district court for the Northern District of Texas, Dallas Division, Civil Action No. 304CV-542-B (“the Lawsuit”).

W-I-T-N-E-S-S-E-T-H

WHEREAS, the Parties wish to settle the Lawsuit, without any party making any admissions of liability or wrongdoing;

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.	CONSIDERATION.

The parties hereto acknowledge and agree that the sole consideration for the covenants and agreements contained herein, the sufficiency whereof is hereby acknowledged, shall be (i) the execution and delivery of the License Agreement dated January 2, 2007 that has already been executed by both parties and the (ii) execution, delivery and filing of the Stipulation for Dismissal with Prejudice in the form attached to this Agreement. The agreements contained herein and in the License Agreement are subject to and contingent upon the entry of a final Order of Dismissal with Prejudice by the Court ending the Lawsuit in accordance with the Stipulation. The execution and delivery of the License Agreement and this Agreement are not an admission of liability or wrongdoing by either party.

2.	MUTUAL RELEASES OF ALL CLAIMS OF ANY PARTY.

A. In exchange for the other Parties’ promises and covenants herein, including the consideration provided for in Paragraph 1 above, and the promises and covenants contained in the License Agreement dated January 2, 2007, the receipt and sufficiency of which are hereby acknowledged, B-50, for itself, and all of its present and former officers, directors, employees, agents, insurers, attorneys, parents, affiliates subsidiaries and successors and assigns, hereby irrevocably and unconditionally releases, acquits and forever discharges Xformity and its parent corporation, XFormity Technologies, Inc., a Colorado corporation, and all of their present and former officers, directors, employees, agents, insurers, benefit plans (and related persons/entities), attorneys, parents, affiliates, subsidiaries, and successors and assigns, (collectively referred to as the “XFormity Released Parties”), from any and all charges, complaints, grievances, actions, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, claims and causes of action of whatever kind or nature, whether known or unknown, including claims brought under any federal, state or local statute, ordinance or under common law,  and and all manner of claims, demands, causes of action, judgments, actions, suits, levies, executions, and liabilities of whatever nature, known or unknown, fixed or contingent, liquidated or unliquidated, indirect or direct, foreseen or unforeseen, which B-50 may have had, may have, or may come to have against the XFormity Released Parties, , at any time by reason of, in any way connected with, arising out of, bearing upon, or in any way relating to any matter, act, fact, transaction or occurrence or thing occurring prior to the date of execution of this Agreement, including without limitation, all claims pertaining to, arising out of, or bearing upon the Lawsuit.

B. In exchange for the other Parties’ promises and covenants herein, including the consideration provided for in Paragraph 1 above, and the promises and covenants contained in the License Agreement dated January 2, 2007, the receipt and sufficiency of which are hereby acknowledged, the XFormity Released Parties, for themselves, and all of their present and former officers, directors, employees, agents, insurers, attorneys, parents, affiliates subsidiaries and successors and assigns, hereby irrevocably and unconditionally release, acquit and forever discharge B-50, and all of its present and former officers, directors, employees, agents, insurers, benefit plans (and related persons/entities), attorneys, parents, affiliates, subsidiaries, and successors and assigns, (collectively referred to as the “B-50 Released Parties”), from any and all charges, complaints, grievances, actions, suits, liabilities, obligations, promises, agreements, demands, controversies, rights, claims and causes of action of whatever kind or nature, whether known or unknown, including claims brought under any federal, state or local statute, ordinance or under common law,  and all manner of claims, demands, causes of action, judgments, actions, suits, levies, executions, and liabilities of whatever nature, known or unknown, fixed or contingent, liquidated or unliquidated, indirect or direct, foreseen or unforeseen, which the XFormity Released Parties may have had, may have, or may come to have against the B-50 Released Parties, at any time by reason of, in any way connected with, arising out of, bearing upon, or in any way relating to any matter, act, fact, transaction or occurrence or thing occurring prior to the date of execution of this Agreement, including without limitation, all claims pertaining to, arising out of, or bearing upon the Lawsuit.

C The parties understand and expressly agree that the General Mutual Release contained in paragraphs 2A and 2B above extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, presently existing or which may arise in the future, caused by or resulting from or attributable to any act or omission of each party and each person released under this Agreement which occurred or failed to occur prior to the execution of this Agreement. The parties acknowledge that except for matters expressly represented herein, the facts with respect to which this Agreement was entered into may turn out to be other than or different from the facts now known to each party or believed by each party to be true, and the parties hereto expressly assume the risks of the facts turning out to be different and agree that this Agreement shall be in all respects effective and binding despite any such difference. The parties agree that the General Mutual Releases contained in paragraphs 2A and 2B above do not prevent any party from enforcing the terms of the License Agreement dated January 2, 2007 that has already been executed by both parties. The parties also agree that the General Mutual Releases contained in paragraphs 2A and 2B above do not apply to any claims or causes of action that arise after the date of execution of this Agreement.

D. Each party does hereby represent and warrant to the other party that no portion of any claim, demand, cause of action or other matter released herein, nor any portion of any recovery or settlement to which such party might be entitled from the other party, has been assigned or transferred to any other person, firm, entity or corporation, either directly or by way of subrogation or operation of law, and (ii) covenants (a) to indemnify, defend and hold harmless the other party from all loss, costs, claim or expense (including, but not limited to, all expenses of investigation and defense of any such claim or action, including reasonable attorney's fees and accountants' fees, costs and expenses) arising out of any claim made or action instituted against the other party by any person or entity who claims to be the beneficiary of any such assignment or transfer, and to pay and satisfy any judgment resulting from any settlement of any such claim or action and (b) not to sue the other party for any claim or claims or arising under any local, state or federal statutory, regulatory or common law right, claim or cause of action whatsoever which may have existed prior to, or may exist at the time of, the execution of this Agreement.

E. The parties to this Agreement warrant and represent that no promise or inducement has been offered except as expressly set forth herein and that this Agreement is executed without reliance upon any statement or representation by the persons or parties involved or their representatives concerning the nature or extent of any damages or any legal liability of the other party therefor.

F. The parties recognize and agree that by entering into this Agreement no party admits, and each of them does specifically deny, any violation of any local, state or federal law, common or statutory or any liability to the other. The parties further recognize that no delivery of any document or instrument made in connection with this Agreement is to be construed as an admission of liability by such party and that this instrument has been entered into in order to consummate a compromise and final settlement of any and all claims of the parties which might arise from any fact, transaction or occurrence prior to the date hereof.

3.	DISMISSAL WITH PREJUDICE.

Concurrently with the execution of this Agreement, the parties agree to execute, deliver and file the Stipulation for Dismissal with Prejudice and take all action necessary to dismiss with prejudice all claims, demands and causes of action asserted or which could have been asserted in the Lawsuit. The Parties agree to cooperate with each other in the execution and filing of any and all papers necessary to cause said dismissal with prejudice, including but not limited to, the Stipulation of Dismissal with Prejudice that is attached hereto and that is incorporated herein by this reference.  Each party shall be responsible for obtaining the necessary signatures from its attorneys on the Stipulation for Dismissal with Prejudice.

4. NO FEES OR COSTS TO EITHER PARTY.

The Parties agree that they will each be responsible for their own attorneys’ fees, costs and disbursements incurred in connection with the Lawsuit.

5.  RECITALS.

The recitals and facts set forth above are incorporated into this Agreement as part of the terms hereof.

6. CONSTRUCTION OF AGREEMENT.

A.  The Parties hereto acknowledge and agree that they each have been represented by competent legal counsel of their own choosing in connection with all negotiations, drafting and execution of this Agreement, and the License Agreement dated January 2, 2007. Accordingly, the language used in this Agreement and the License Agreement dated January 2, 2007 will be deemed language chosen by all Parties hereto to express their mutual assent, and no rule of strict construction against any party will apply to any term or condition of this Agreement.

B.  Each party further expressly warrants, declares and represents that before executing this instrument, such party has fully informed himself/itself of its terms, contents, conditions and effects; that such party understands that it may consult an attorney of its choice concerning this instrument and their decision to enter into this Agreement. Each party represents and acknowledges that it has read the foregoing instrument carefully and fully and that it understands its terms, and each is executing such agreements voluntarily and without any coercion, undue influence, threat or intimidation of any kind or type whatsoever.

C.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the License Agreement, the provisions of the License Agreement shall control.

7.	COUNTERPARTS.

The Parties agree that this Agreement and the License Agreement dated January 2, 2007 may be signed in counterparts by the Parties with the same force and effect as if the Parties had all signed the same original Agreement. This Agreement and the License Agreement dated January 2, 2007 may further be delivered and executed via facsimile transmission, and receipt of a signed counterpart by facsimile shall be considered the same as an original.

8. GOVERNING LAW AND DISPUTE RESOLUTION.

 Any controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, each of the parties agrees that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by mandatory binding arbitration in Minneapolis, Minnesota pursuant to the Commercial Arbitration Rules of the AAA. If the parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each of B-50 and XFormity (or, if a party fails to make a choice, by the AAA on behalf of such party) and the two arbitrators so chosen will select a third (or, if they fail to make a choice, by the AAA). The decision of the single arbitrator jointly selected by B-50 and XFormity, or, if three arbitrators are selected, the decision of any two of them will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. The arbitrator or arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitration expenses, arbitrators' fees and the administrative fee of the AAA, to the prevailing party as shall be determined by the arbitrator or arbitrators.

9. BINDING EFFECT.

The Parties agree that this Agreement is binding upon their respective parents, subsidiaries, affiliates, shareholders, officers, directors, employees, successors, predecessors-in-interest and assigns.

10. CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT.

Neither party shall make disparaging remarks about the other during the term of this Agreement, or the License Agreement dated January 2, 2007. The Parties agree that this Agreement and its terms shall remain confidential and shall not be disclosed to any third party, except under the following circumstances:

Terms of this Settlement Agreement can be disclosed by either party if, in the opinion of legal counsel for either party, such disclosure is required to be included in either party’s reports and other filings with the Securities and Exchange Commission under Section 13(a) of the Securities Exchange Act of 1934, as amended or in a registration statement under the Securities Act. The Parties agree that pertinent details of the settlement agreement can be disclosed as necessary to applicable government agencies (including, but not limited to, the Internal Revenue Service, the Securities and Exchange Commission, and other state and federal agencies). Upon consent of XFormity, which shall not be unreasonably withheld, B-50 may also disclose the terms and conditions of the Parties’ settlement to any other parties engaged in litigation with or against B-50 involving the ‘851 Patent, and to any other party or parties against whom B-50 has asserted any claim, demand or suit alleging infringement of the ‘851 Patent.

In addition, either party may disclose the terms of this Settlement Agreement (1) to enable either party to obtain advice from its accountants or lawyers, and in that event such disclosure may only be made to that party’s accountant or lawyer; and (2) to comply with lawfully issued process from a court of competent jurisdiction. In all other cases, the Parties may only disclose to third parties the fact that the Lawsuit has been settled by confidential agreement of the Parties.

The Parties agree that this Paragraph 10 shall constitute the non-disclosure agreement required by Paragraph B(2) of the Settlement Term Sheet, dated September 21st, 2006.

DATED: January 15, 2007   B-50.COM, LLC.

BY: /s/ Bruce Clark

ITS: CEO

DATED: January 15, 2007  XFORMITY, INC,

BY: s/s Chris Ball

ITS: CEO